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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

American Architectural Products Corporation
Boardman, Ohio

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 1997 except for Note 5 which is as of March 31, 1997, relating to the consolidated financial statements of American Architectural Products Corporation, our report dated April 28, 1997 relating to the combined financial statements of Mallyclad Corporation and Vyn-L Corporation and our report dated October 20, 1997 relating to the combined financial statements of Danvid Company, Inc. and Danvid Window Company, which are contained in that Prospectus, and of our report dated March 14, 1997, relating to the financial statement schedule of American Architectural Products Corporation and our report dated October 20, 1997 relating to the financial statement schedules of Danvid Company, Inc. and Danvid Window Company, which are contained in Part II of the Registration Statement.

     We also consent to the reference to us under the captions "Experts" and "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" in the Prospectus.

                                        BDO SEIDMAN, LLP

Troy, Michigan
January 9, 1998